Exhibit-99.1

	Contact: Trans World Entertainment Ed Sapienza Chief Financial Officer (518) 452-1242	Contact: Financial Relations Board Marilynn Meek (mmeek@frbir.com) (212) 827-3773

38 Corporate Circle
Albany, NY 12203

www.twec.com		NEWS RELEASE

TRANS WORLD ENTERTAINMENT ANNOUNCES THIRD QUARTER RESULTS

Albany, NY, December 17, 2019-- Trans World Entertainment Corporation (Nasdaq: TWMC) today reported financial results for its third quarter ended November 2, 2019.

Third Quarter Overview - Consolidated

•	Total revenue decreased 24.5% to $69.5 million compared to $92.0 million in the third quarter of fiscal 2018.

•	Loss from operations was $22.9 million compared to a loss from operations of $13.8 million for the third quarter of fiscal 2018.

•	Net loss was $23.2 million, or $12.73 per share, for the 13 weeks ended November 2, 2019, compared to a net loss of $14.1 million, or $7.74 per share, for the same period last year (see note 1). Included in the third quarter 2019 operating results were non-cash charges due to impairment of certain long lived assets in the amount of $16.0 million.

•	Adjusted EBITDA (a non-GAAP measure) was a loss of $5.7 million compared to a loss of $10.7 million for the third quarter of fiscal 2018 (see note 2).

Thirty-nine weeks ended November 2, 2019 Overview – Consolidated

•	Total revenue for the thirty-nine weeks ended November 2, 2019 decreased 22.4% to $225.6 million, compared to $290.8 million for the same period last year.

•	Loss from operations was $37.9 million compared to a loss from operations of $31.3 million for the thirty-nine weeks ended November 3, 2018.

•	Net loss was $39.1 million, or $21.51 per share, for the thirty-nine weeks ended November 2, 2019, compared to a net loss of $31.7 million, or $17.48 per share, for the same period last year (see note 1). Included in the operating results were non-cash charges due to impairment of certain long lived assets in the amount of $16.0 million.

•	Adjusted EBITDA (a non-GAAP measure) was a loss of $18.7 million compared to a loss of $21.5 million for the third quarter of fiscal 2018 (see note 2).

•	Cash used in operations during the thirty-nine weeks ended November 2, 2019 was $30.8 million compared to $53.3 million for the same period last year, an improvement of $22.5 million.

•	Cash, cash equivalents and restricted cash as of November 2, 2019 was $9.2 million, compared to $14.6 million as of November 3, 2018.

•	Inventory was $101.1 million at the end of third quarter of 2019 as compared to $131.3 million at the end of the third quarter of 2018.

•	Borrowings under the credit facility at the end of the third quarter were $27.8 million as compared to $27.4 million at the end of the third quarter last year. As of November 2, 2019, $11.0 million was available for borrowing.
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Segment Highlights

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
(amounts in thousands)	November 2, 2019	November 3, 2018	November 2, 2019	November 3, 2018

Total Revenue
fye	$40,840	$47,865	$127,602	$152,473
etailz	28,616	44,119	98,008	138,288
Total Company	$69,456	$91,984	$225,610	$290,761

Gross Profit
fye	$16,155	$18,276	$50,670	$61,181
etailz	6,924	9,110	22,915	30,066
Total Company	$23,079	$27,386	$73,585	$91,247

SG&A
fye	$21,012	$26,620	$67,094	$79,214
etailz	7,812	12,217	25,180	36,528
Total Company	$28,824	$38,837	$92,274	$115,742
Loss From Operations
fye	$(21,524)	$(9,493)	$(34,280)	$(21,495)
etailz	(1,353)	(4,261)	(3,640)	(9,808)
Total Company	$(22,877)	$(13,754)	$(37,920)	$(31,303)

Reconciliation of etailz Loss from Operations to etailz Adjusted Loss From Operations
etailz loss from operations	$(1,353)	$(4,261)	$(3,640)	$(9,808)
Acquisition related amortization expense	286	972	858	2,915
Acquisition related compensation expense, net of contingency benefit	-	750	66	2,991
etailz adjusted loss from operations	$(1,067)	$(2,539)	$(2,716)	$(3,902)

Reconciliation of fye Loss From Operations to fye Adjusted Loss From Operations
fye Loss From Operations	$(21,524)	$(9,493)	$(34,280)	$(21,495)
Asset impairment charges	16,035	-	16,035	-
fye Adjusted Loss From Operations	$(5,489)	$(9,493)	$(18,245)	$(21,495)

Third Quarter Overview - etailz

•	Revenue for the third quarter was $28.6 million, compared to $44.1 million for the same period last year. The decline in revenue was due to the vendor rationalization and remediation initiative. Rationalization and remediation activities included terminating unprofitable vendors and improving vendor relationships through negotiations focused on improvements to gross margins and supply chain efficiencies.

•	Gross profit for the third quarter was $6.9 million, or 24.2% of revenue, as compared to $9.1 million, or 20.6% of revenue, for the same period last year.

•	Selling, general and administrative (“SG&A”) expenses for the third quarter were $7.8 million, or 27.3% of revenue, compared to $12.2 million, or 27.7% of revenue, for the
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same period last year. The decline in SG&A expenses was due to expense reduction initiatives implemented in the fourth quarter of fiscal 2018.

•	etailz loss from operations was $1.4 million for the third quarter versus $4.3 million for the same period last year.

•	etailz adjusted loss from operations (a non-GAAP measure) was $1.1 million for the third quarter of fiscal 2019 as compared to $2.5 million for the third quarter of fiscal 2018 (see note 2).

Thirty-nine weeks ended November 2, 2019 Overview – etailz

•	Revenue for the thirty-nine weeks ended November 2, 2019 was $98.0 million compared to $138.3 million for the same period last year.

•	Gross profit for the thirty-nine weeks ended November 2, 2019 was $22.9 million, or 23.4% of revenue, compared to $30.1 million, or 21.7% of revenue, for the same period last year.

•	SG&A expenses for the thirty-nine weeks ended November 2, 2019 were $25.2 million, or 25.7% of revenue, compared to $36.5 million, or 26.5% of revenue, for the same period last year.

•	etailz adjusted loss from operations (a non-GAAP measure) was $2.7 million for the thirty-nine weeks ended November 2, 2019 compared to a loss of $3.9 million for the same period last year (see note 2).

Third Quarter Overview - fye

•	For the quarter ended November 2, 2019, revenue decreased 14.7% to $40.8 million, compared to $47.9 million for the same period last year. Comparable store sales were down 5.2% compared to the same quarter last year, as a comparable store sales increase of 6.3% in the lifestyle category was offset by declines in the media categories. The lifestyle category represented 46.2% of revenue for the quarter as compared to 41.9% for the same period last year.

•	Gross profit for the third quarter was $16.2 million, or 39.6% of revenue, compared to $18.3 million, or 38.2% of revenue, for the same period last year.

•	SG&A expenses decreased $5.6 million, or 21.1%, for the third quarter to $21.0 million, or 51.4% of revenue, compared to $26.6 million, or 55.6% of revenue, for the same period last year. The decline in SG&A expenses was due to fewer stores in operation.

•	The fye segment recorded an operating loss of $21.5 million for the 13 weeks ended November 2, 2019, compared to an operating loss of $9.5 million for same period last
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year. Included in the operating results were non-cash charges due to impairment of certain long lived assets in the amount of $16.0 million.

•	As of November 2, 2019, fye segment inventory was $69 per square foot as compared to $76 per square foot as of November 3, 2018.

Thirty-nine weeks ended November 2, 2019 Overview – fye

•	For the thirty-nine weeks ended November 2, 2019, revenue decreased 16.3% to $127.6 million, compared to $152.5 million for the same period last year.

•	Gross profit for the thirty-nine weeks ended November 2, 2019 was $50.7 million, or 39.7% of revenue, compared to $61.2 million, or 40.1% of revenue, for the same period last year.

•	For the thirty-nine weeks ended November 2, 2019, SG&A expenses decreased $12.1 million, or 15.3%, to $67.1 million compared to $79.2 million in the comparable period last year. As a percentage of revenue, SG&A expenses were 52.6% versus 52.0% for the same period last year. The decline in SG&A expenses was due to fewer stores in operation.

•	The fye segment recorded an operating loss of $34.3 million for the thirty-nine weeks ended November 2, 2019, compared to an operating loss of $21.5 million for same period last year. Included in the operating results were non-cash charges due to impairment of certain long lived assets in the amount of $16.0 million.
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TRANS WORLD ENTERTAINMENT CORPORATION

Condensed Consolidated Financial Results

STATEMENTS OF OPERATIONS:

(in thousands, except per share data)

	Thirteen Weeks Ended				Thirty-nine Weeks Ended
	November 2, 2019	% to Revenue	November 3, 2018	% to Revenue	November 2, 2019	% to Revenue	November 3, 2018	% to Revenue

Net sales	$68,592		$90,877		$223,100		$287,148
Other revenue	864		1,107		2,510		3,613
Total revenue	$69,456		$91,984		$225,610		$290,761

Cost of sales	46,377	66.8%	64,598	70.2%	152,025	67.4%	199,514	68.6%
Gross profit	23,079	33.2%	27,386	29.8%	73,585	32.6%	91,247	31.4%
Selling, general and administrative expenses	28,824	41.5%	38,087	41.4%	92,274	40.9%	112,751	38.8%
Asset Impairment charges	16,035	23.1%	-	0.0%	16,035	7.1%	-	0.0%
Acquisition related compensation expenses	-	0.0%	750	0.8%	66	0.0%	2,991	1.0%
Depreciation and amortization expenses	1,097	1.6%	2,303	2.5%	3,130	1.4%	6,808	2.3%
Loss from operations	(22,877)	-32.9%	(13,754)	-15.0%	(37,920)	-16.8%	(31,303)	-10.8%

Interest expense	228	0.3%	277	0.3%	554	0.2%	444	0.2%
Other (income) loss	(30)	0.0%	(43)	0.0%	388	0.2%	(171)	-0.1%

Loss before income taxes	(23,075)	-33.2%	(13,988)	-15.2%	(38,862)	-17.2%	(31,576)	-10.9%
Income tax expense	80	0.1%	64	0.1%	223	0.1%	136	0.0%

Net loss	$(23,155)	-33.3%	$(14,052)	-15.3%	$(39,085)	-17.3%	$(31,712)	-10.9%

Basic and diluted loss per common share:

Basic and diluted loss per share	$(12.73)		$(7.74)		$(21.51)		$(17.48)

Weighted average number of common shares outstanding - basic and diluted	1,819		1,815		1,817		1,814

SELECTED BALANCE SHEET CAPTIONS: (in thousands, except store data)					November 2, 2019		November 3, 2018

Cash, cash equivalents, and restricted cash					$9,162		$14,563
Merchandise inventory					101,130		131,285
Fixed assets (net)					4,987		12,177
Accounts payable					29,994		42,272
Borrowings under line of credit					27,771		27,440
Cash used in operations					30,822		53,337
Stores in operation, end of period					206		227

Notes:

1.	Reverse Stock Split:

As previously reported, effective August 15th, 2019, the Company effected a 1-20 reverse stock split of its common stock. All share and earnings per share information have been retroactively adjusted to reflect this reverse stock split.

2.	Reconciliation of net loss to adjusted EBITDA:

Adjusted EBITDA is defined as net loss, adjusted to exclude: (i) income tax expense; (ii) other (loss) income, which includes the write-down of an investment; (iii) interest expense; (iv) depreciation expense; (v) acquisition related amortization expense; (vi) acquisition related compensation expense, which includes retention bonuses and restricted stock; and (vii) asset impairment charges. Our method of calculating adjusted EBITDA may differ from other issuers and accordingly, this measure may not be comparable to measures used by other issuers. We use adjusted EBITDA to evaluate our own operating performance and as an integral part of our planning process. We present adjusted EBITDA as a supplemental measure because we believe such measure is useful to investors as a reasonable indicator of operating performance. We believe this measure is a financial metric used by many investors to compare companies. This measure is not a recognized measure of financial

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performance under GAAP in the United States, and should not be considered as a substitute for operating earnings (losses), net earnings (loss) from continuing operations or cash flows from operating activities, as determined in accordance with GAAP.

	Thirteen Weeks Ended		Thirty-nine Weeks Ended
(amounts in thousands)	November 2, 2019	November 3, 2018	November 2, 2019	November 3, 2018

Net loss	$(23,155)	$(14,052)	$(39,085)	$(31,712)
Income tax expense	80	64	223	136
Other (income) loss	(30)	(43)	388	(171)
Interest expense	228	277	554	444
Operating loss	(22,877)	(13,754)	(37,920)	(31,303)
Depreciation expense	811	1,331	2,272	3,893
Asset impairment charges	16,035	-	16,035	-
Acquisition related amortization expense	286	972	858	2,915
Acquisition related compensation expense, net of contingency adjustment	-	750	66	2,991
Adjusted EBITDA	$(5,745)	$(10,701)	$(18,689)	$(21,504)

The Company believes that fye adjusted loss from operations and etailz adjusted loss from operations, per the segment disclosure, when considered together with its GAAP financial results, provides management and investors with a more complete understanding of its business operating results, including underlying trends, by excluding the effects of certain charges. This measure is not a recognized measure of financial performance under GAAP in the United States, and should not be considered as a substitute for operating earnings (losses), net earnings (loss) from continuing operations or cash flows from operating activities, as determined in accordance with GAAP.

Trans World Entertainment is a leading multi-channel retailer, blending a 40-year history of entertainment retail experience with digital marketplace expertise. Our brands seamlessly connect customers with the most comprehensive selection of music, movies, and pop culture products on the channel of their choice. For over 40 years, the Company has operated as a leading specialty retailer of entertainment and pop culture merchandise with stores in the United States and Puerto Rico, primarily under the name fye, for your entertainment, and on the web at www.fye.com  and www.secondspin.com. In October 2016, the Company acquired etailz, Inc., a leading digital marketplace expert retailer, operating both domestically and internationally. etailz uses a data driven approach to digital marketplace retailing utilizing proprietary software and ecommerce insight coupled with a direct customer relationship engagement to identify new distributors and wholesalers, isolate emerging product trends, and optimize price positioning and inventory purchase decisions. Trans World Entertainment, which established itself as a public company in 1986, is traded on the Nasdaq National Market under the symbol “TWMC”.

Certain statements in this release set forth management’s intentions, plans, beliefs, expectations or predictions of the future based on current facts and analyses. Actual results may differ materially from those indicated in such statements. Additional information on factors that may affect the business and financial results of the Company can be found in filings of the Company with the Securities and Exchange Commission.

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